SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2005

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Unaudited Pro Forma condensed Consolidated Balance Sheet
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Unaudited Pro Forma Condensed Statement of Operations
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED JUNE 9, 2005 REGARDING THE COMPLETION OF THE SALE OF STANDARD LIFE INSURANCE COMPANY OF INDIANA

Item 2.01 Completion of Acquisition or Disposition of Assets

     On June 9, 2005, the Company completed the sale of all outstanding capital stock of its subsidiary, Standard Life Insurance Company of Indiana (“Standard Life”), and $27 million aggregate principal amount of surplus debentures issued by Standard Life in favor of the Company, to Capital Assurance Corporation (“Capital Assurance”). The sale was completed pursuant to the terms of the Stock and Asset Purchase Agreement dated February 9, 2005, between the Company and Capital Assurance (the “Agreement”). The purchase price was approximately $80 million, consisting of $52.5 million in cash, $5 million in a new class of 7% cumulative exchangeable preferred stock of Capital Assurance and the assumption by Capital Assurance of approximately $22.3 million of indebtedness of the Company. The purchase price reflects a $1.0 million distribution from Standard Life to the Company made on May 31, 2005, at the request of Capital Assurance, in order to eliminate existing policyholder surplus accounts in accordance with the Agreement. The purchase price is subject to post closing adjustment to reflect actual versus estimated results of Standard Life through the closing date. Management does not believe that any purchase price adjustments will be material.

     The Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 14, 2005 and is incorporated herein by reference. A copy of the Company’s press release announcing the completion of the sale is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (b) Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the sale of Standard Life on the Company’s historical financial position and operating results. The following unaudited pro forma condensed consolidated balance sheet of the Company at March 31, 2005 gives effect to the sale and related specific use of proceeds as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the three month period ended March 31, 2005 gives effect to the sale and related specific use of proceeds as if it had occurred as of January 1, 2004.

     The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes. Those financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005, which the Company has filed with the Securities and Exchange Commission. The Company’s financial statements for the year ended December 31, 2004 have been adjusted from the presentation in the Annual Report in order to reflect Standard Life as a discontinued operation pursuant to the Company’s February 2005 commitment to sell that business.

     The following unaudited pro forma condensed consolidated financial statements are presented only for informational purposes. As a result, the accompanying unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the sale and related transactions been consummated as of the dates indicated. The unaudited pro forma statements are estimates only, and may not necessarily reflect the actual operations of the Company’s two segments on a stand-alone basis.

     In all cases, a sales price of $79.8 million was used in preparing these pro forma statements. This amount represents the preliminary purchase price agreed to at the closing of the sale. However, the terms of the sale allow for post-closing purchase price adjustments related to actual versus estimated results of Standard Life through the closing date. Management does not believe that any such purchase price adjustments will be material.

Standard Management Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2005

		Pro Forma
	Historical	Adjustments(1)		Pro-Forma
	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$439	$25,635	(2)	$26,074
Accounts receivable, net	1,477	—		1,477
Inventories	969	—		969
Prepaid and other current assets	836	—		836
Assets of discontinued operations	1,841,309	(1,841,309)		—

Total current assets	1,845,030	—		29,356
Property and equipment, net	10,916	—		10,916
Assets held for sale	738	—		738
Deferred financing fees, net	2,451	—		2,451
Officer and other notes receivable, less current portion	895	—		895
Investment in unconsolidated subsidiary	160	5,000	(3)	5,160
Intangible assets, net	1,209	—		1,209
Goodwill	3,725	—		3,725
Other noncurrent assets	2,295	—	(4)	2,295

Total assets	$1,867,419	$(1,810,674)		$56,745

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,867	$—		$2,867
Accrued expenses	394	—		394
Current portion of long-term debt	3,100	(2,364	)(5)	736
Liabilities of discontinued operations	1,795,755	(1,795,755)		—

Total current liabilities	1,802,116	(1,798,119)		3,997
Long-term debt, less current portion	53,722	(16,159	)(5)	37,563
Other long-term liabilities	1,148	—		1,148

Total liabilities	1,856,986	(1,814,278)		42,708
Shareholders’ equity:
Common stock and additional paid in capital, no par value, 20,000,000 shares authorized, 9,446,191 shares outstanding	64,873	—		64,873
Retained deficit	(39,989)	(3,212	)(6)	(43,201)
Treasury stock, at cost, 1,525,078 shares	(7,703)	—		(7,703)
Accumulated other comprehensive income from continuing operations	68	—		68
Accumulated other comprehensive loss from discontinued operations	(6,816)	6,816	(7)	—

Total shareholders’ equity	10,433	3,604		14,037

Total liabilities and shareholders’ equity	$1,867,419	$(1,810,674)		$56,745

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Standard Management Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004

		Pro Forma
	Historical	Adjustments		Pro Forma
	(Dollars in thousands, except share and per share data)
Net revenues	$7,120	$—		$7,120
Cost of sales	5,822	—		5,822

Gross profit	1,298	—		1,298
Selling, general and administrative expenses	14,991	—		14,991
Depreciation and amortization	3,114	(544	)(8)	2,570

Operating loss	(16,807)	544		(16,263)
Other income	—	830	(9)	830
Interest expense	(4,144)	1,225	(10)	(2,919)

Loss before income taxes	(20,951)	2,599		(18,352)
Income tax expense (benefit)	—	—		—

Loss from continuing operations	$(20,951)	$2,599		$(18,352)

Loss per share — basic and diluted
Loss from continuing operations	$(2.63)			$(2.30)
Weighted average shares outstanding	7,973,029			7,973,029

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Standard Management Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Three Month Period Ended March 31, 2005

		Pro Forma
	Historical	Adjustments		Pro Forma
	(Dollars in thousands, except share and per share data)
Net revenues	$2,253	$—		$2,253
Cost of sales	1,781	—		1,781

Gross profit	472	—		472
Selling, general and administrative expenses	4,023	—		4,023
Depreciation and amortization	528	(120	)(8)	408

Operating loss	(4,079)	120		(3,959)
Other income	—	208	(9)	208
Interest expense	(1,124)	313	(10)	(811)

Loss before income taxes	(5,203)	641		(4,562)
Income tax expense (benefit)	—	—		—

Loss from continuing operations	(5,203)	641		(4,562)

Loss per share — basic and diluted
Loss from continuing operations	$(0.66)			$(0.58)
Weighted average shares outstanding	7,921,113			7,921,113

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

STANDARD MANAGEMENT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     Pro Forma Adjustments

     The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

(1)	The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 reflects adjustments that eliminate assets and liabilities of Standard Life as if the sale was consummated on March 31, 2005. Other adjustments, as noted below, reflect the receipt of the sale price of $79.8 million and the use of a portion of the cash proceeds to pay down certain indebtedness, reacquire certain assets of Standard Life and pay transaction related costs.

(2)	Represents net adjustment to reflect the addition of $25.6 million in net cash proceeds after application of the gross cash proceeds for the purposes described below, assuming all amounts were as of March 31, 2005. As of March 31, 2005, the Company would have used approximately $28.4 million of the $54.0 million of gross cash proceeds (after using $20.8 million to payoff intercompany advances) to reduce approximately $18.6 million of its notes payable, purchase Standard Life assets of $5.0 million, pay transaction related expenses of $3.8 million and pay $1.0 million in incentive payments in connection with the trust preferred securities.

(3)	Represents the receipt of $5 million of newly issued cumulative exchangeable preferred stock of Capital Assurance as part of the purchase price in the transaction.

(4)	No pro forma adjustment was made for the potential income tax benefits associated with the capital loss we realize upon the sale of Standard Life because those benefits are uncertain and depend on whether we will have sufficient capital gains over the following five years.

(5)	Represents the payoff of $18.1 million of senior notes payable and $.5 million of other notes payable, each of which were amounts outstanding at March 31, 2005.

(6)	Represents the estimated additional accounting loss realized upon the sale of Standard Life as if the sale occurred on March 31, 2005. We do not anticipate a materially different actual loss on sale.

(7)	Represents the elimination of other comprehensive income of $6.8 million related to the unrealized loss on securities available for sale of Standard Life.

(8)	Represents the reduction of depreciation expense related to the sale of certain assets to Standard Life.

(9)	Represents the expected rental income from the Company’s new lease with Capital Assurance for space in the Company’s corporate offices and dividend income on the Company’s new 7% cumulative exchangeable preferred stock received as partial consideration in the sale of Standard Life.

(10)	Represents the elimination of interest expense related to senior and other debt retired with a portion of the cash proceeds from the sale of Standard Life.

(c) Exhibits

99.1	Press release dated June 9, 2005 regarding the completion of the sale of Standard Life Insurance Company of Indiana

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: June 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated June 9, 2005 regarding the completion of the sale of Standard Life Insurance Company of Indiana